CONSENT TO ASSIGNMENT

This Consent to Assignment relates to the Sub-Custodian Services Agreement among BNY Mellon Investment Servicing Trust Company (formerly PFPC Trust Company) ("Trust Company"), Wilmington Trust Company ("Wilmington Trust") and WT Mutual Fund ("Customer") dated November 1, 1999, as amended (the "Agreement").

By signing this Consent to Assignment, Wilmington Trust and Customer consent to Trust Company's assignment of the Agreement (including assignment of Trust Company's rights relating to the Agreement (including fee arrangements relating to the Agreement) and delegation of Trust Company's duties relating to the Agreement) to Trust Company's affiliate, The Bank of New York Mellon ("BNY Mellon"), effective July 18, 2011. BNY Mellon agrees that on and after July l8, 2011 it will be bound by the terms of the Agreement.

The reference to "Subject to the foregoing" in Section 14(k) of the Agreement is replaced with "Notwithstanding the provisions of this Agreement."

The reference to "class action notices and" in the first sentence of Section 14(l)(ii) of the Agreement is deleted.

The rights granted in the last sentence of Section 14(m) of the Agreement are granted by both Customer and Wilmington Trust, and the reference in that sentence to "in an Account" is replaced with "with respect to a Portfolio" and the reference in that sentence to "to such Account" is replaced with "with respect to such Portfolio."

For clarity, BNY Mellon may carry out involuntary actions without the need to receive an Oral or Written Instruction.

WT Mutual Fund                                       The Bank of New York Mellon

By: /S/ EDWARD W. DIFFIN, JR.                        By: /S/ SCOTT LAVASSEUR
---------------------------------                    ---------------------------
Name: EDWARD W. DIFFIN, JR.                          Name: SCOTT LAVASSEUR
Title: VICE PRESIDENT & SECRETARY                    Title: MANAGING DIRECTOR


BNY Mellon Investment Servicing                      Wilmington Trust Company
Trust Company

By: /S/ SAM SPARHAWK, IV                             By: /S/ JOHN J. KELLEY
------------------------------                       ---------------------------
Name: SAM SPARHAWK, IV                               Name: JOHN J. KELLEY
Title: SENIOR VICE PRESIDENT &                       Title: VICE PRESIDENT
MANAGING DIRECTOR



Dated: July 11, 2011